EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-148789 and 333-137859 of ClearOne Communications, Inc. on Forms S-8 of our financial statement audit report dated March 30, 2011, appearing in this annual report on Form 10-K of ClearOne Communications, Inc. for the year ended December 31, 2010, the six months ended December 31, 2009 and the year ended June 30, 2009.

/s/ Jones Simkins, P.C.
JONES SIMKINS, P.C.
Logan, Utah
March 30, 2011